UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 22, 2007

Date of Report (Date of earliest event reported)

BIOENVISION, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31787	13-4025857
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

345 Park Avenue, 41st Floor, New York, NY 10154

(Address of principal executive offices) (Zip Code)

(212) 750-6700

(Registrant’s telephone number)

(not applicable)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On or about August 22, 2007, David P. Luci, Bioenvision, Inc.’s (the “Company”) former General Counsel, filed an action in New York State Supreme Court, New York County purporting to assert claims against the Company, its Chief Financial Officer and certain current and former Directors of the Company.  The Complaint purports to allege, among other things, that the Company breached contractual and other obligations allegedly owed to him in connection with the termination of his employment with the Company, and purports to demand damages, in the aggregate, of $108,400,000.  The Company believes that the action is without merit and intends to mount a vigorous defense.  The action is entitled David P. Luci v. Bioenvision, Inc., Joseph Cooper, Michael Kauffman, James Scibetta, Steven A. Elms, Andrew N. Schiff and Thomas Scott Nelson (Index No. 07/111478).

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioenvision, Inc.

Date: August 31, 2007	By:	/s/ Christopher B. Wood
		Name:	Christopher B. Wood
Chairman and Chief Executive Officer